Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

NEWS RELEASE	Exhibit 99.1

MARSH McLENNAN REPORTS SECOND QUARTER 2023 RESULTS
GAAP Revenue Increases 9%; Underlying Revenue Rises 11%
Growth in GAAP Operating Income of 7% and Adjusted Operating Income of 17%
Second Quarter GAAP EPS Rises 8% to $2.07 and Adjusted EPS Increases 16% to $2.20
Six Months GAAP EPS Rises 13% to $4.55 and Adjusted EPS Increases 13% to $4.74

NEW YORK, July 20, 2023 – Marsh McLennan (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the second quarter ended June 30, 2023.
Commenting on the results, John Doyle, President and CEO, said: "We delivered another excellent quarter, demonstrating continued momentum and strength across our business. We generated underlying revenue growth of 11%, adjusted EPS growth of 16%, and we continued to expand margins."
"I am proud of our performance in the first half of 2023. Our results reflect the strength of our position, the value we deliver to our clients, and terrific execution by our colleagues."
Consolidated Results
Consolidated revenue in the second quarter of 2023 was $5.9 billion, an increase of 9% compared with the second quarter of 2022. On an underlying basis, revenue increased 11%. Operating income was $1.5 billion, an increase of 7% from a year ago. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 17% to $1.5 billion. Net income attributable to the Company was $1.0 billion, or $2.07 per diluted share, compared with $1.91 in the second quarter of 2022. Adjusted earnings per share rose 16% to $2.20 per diluted share compared with $1.89 a year ago.
For the six months ended June 30, 2023, consolidated revenue was $11.8 billion, an increase of 8%, or 10% on an underlying basis compared to the prior period. Operating income was $3.2 billion, an increase of 13% from the prior year period. Adjusted operating income rose 15% to $3.3 billion.

Net income attributable to the Company was $2.3 billion, or $4.55 per diluted share, compared with $4.01 in the first six months of 2022. Adjusted earnings per share increased 13% to $4.74 per diluted share compared with $4.19 for the first six months of 2022.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.7 billion in the second quarter of 2023, an increase of 12%, or 13% on an underlying basis. Operating income rose 20% to $1.2 billion, and adjusted operating income was $1.2 billion, an increase of 18% versus a year ago. For the six months ended June 30, 2023, revenue was $7.6 billion, an increase of 11%, or 12% on an underlying basis. Operating income rose 22% to $2.6 billion, and adjusted operating income was $2.6 billion, an increase of 17% versus a year ago.
Marsh's revenue in the second quarter was $3.0 billion, an increase of 10% on an underlying basis. In U.S./Canada, underlying revenue rose 9%. International operations produced underlying revenue growth of 10%, reflecting 17% growth in Latin America, 11% growth in EMEA, and 6% growth in Asia Pacific. For the six months ended June 30, 2023, Marsh’s underlying revenue growth was 9%.
Guy Carpenter's revenue in the second quarter was $576 million, an increase of 11% on an underlying basis. For the six months ended June 30, 2023, Guy Carpenter’s underlying revenue growth was 10%.
Consulting
Consulting revenue was $2.2 billion in the second quarter of 2023, an increase of 4%, or 8% on an underlying basis. Operating income decreased 18% to $388 million, while adjusted operating income increased 9% to $403 million. For the first six months ended June 30, 2023, revenue was $4.2 billion, an increase of 3%, or 6% on an underlying basis. Operating income of $799 million decreased 8%, while adjusted operating income increased 5% to $809 million.
Mercer's revenue in the second quarter was $1.4 billion, an increase of 6% on an underlying basis. Health revenue of $518 million increased 10% on an underlying basis. Wealth revenue of $637 million increased 3% on an underlying basis. Career revenue of $219 million increased 6% on an underlying basis. For the six months ended June 30, 2023, Mercer’s revenue was $2.7 billion, an increase of 7% on an underlying basis.
Oliver Wyman’s revenue in the second quarter was $798 million, an increase of 11% on an underlying basis. For the six months ended June 30, 2023, Oliver Wyman’s revenue was $1.5 billion, an increase of 6% on an underlying basis.

Other Items
The Company repurchased 1.7 million shares of stock for $300 million in the second quarter of 2023. Through six months ended June 30, 2023, the Company has repurchased 3.5 million shares of stock for $600 million.
Last week, the Board of Directors increased the quarterly dividend 20% to $0.710 per share, with the third quarter dividend payable on August 15, 2023.
Conference Call
A conference call to discuss second quarter 2023 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh McLennan
Marsh McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s more than 85,000 colleagues advise clients in 130 countries. With annual revenue of over $20 billion, Marsh McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and well being for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit marshmclennan.com or follow us on LinkedIn and Twitter.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from conflicts such as the war in Ukraine, slower GDP growth or recession, capital markets volatility, instability in the banking sector and inflation;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity and data privacy regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or disagreements with tax authorities; and
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$5,876	$5,379	$11,800	$10,928
Expense:
Compensation and benefits	3,337	3,010	6,544	6,110
Other operating expenses	1,082	1,005	2,073	2,009
Operating expenses	4,419	4,015	8,617	8,119
Operating income	1,457	1,364	3,183	2,809
Other net benefit credits	60	59	118	121
Interest income	10	1	24	2
Interest expense	(146)	(114)	(282)	(224)
Investment income	3	2	5	28
Income before income taxes	1,384	1,312	3,048	2,736
Income tax expense	337	334	749	672
Net income before non-controlling interests	1,047	978	2,299	2,064
Less: Net income attributable to non-controlling interests	12	11	29	26
Net income attributable to the Company	$1,035	$967	$2,270	$2,038
Net income per share attributable to the Company:
- Basic	$2.09	$1.93	$4.59	$4.06
- Diluted	$2.07	$1.91	$4.55	$4.01
Average number of shares outstanding:
- Basic	495	501	495	502
- Diluted	499	506	499	508
Shares outstanding at June 30	494	499	494	499

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30
(Millions) (Unaudited)
The Company conducts business in 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$3,038	$2,778	9%	(1)%	1%	10%
Guy Carpenter	576	522	10%	(1)%	—	11%
Subtotal	3,614	3,300	9%	(1)%	1%	10%
Fiduciary interest income	108	13
Total Risk and Insurance Services	3,722	3,313	12%	(1)%	1%	13%
Consulting
Mercer	1,374	1,389	(1)%	(1)%	(6)%	6%
Oliver Wyman Group	798	695	15%	—	4%	11%
Total Consulting	2,172	2,084	4%	—	(3)%	8%
Corporate Eliminations	(18)	(18)
Total Revenue	$5,876	$5,379	9%	(1)%	(1)%	11%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (a)	$858	$780	10%	(1)%	—	11%
Asia Pacific (a)	357	347	3%	(4)%	1%	6%
Latin America	137	118	15%	(1)%	—	17%
Total International	1,352	1,245	9%	(2)%	—	10%
U.S./Canada	1,686	1,533	10%	—	1%	9%
Total Marsh	$3,038	$2,778	9%	(1)%	1%	10%
Mercer:
Wealth	$637	$597	7%	(1)%	4%	3%
Health	518	587	(12)%	—	(19)%	10%
Career	219	205	6%	(1)%	1%	6%
Total Mercer	$1,374	$1,389	(1)%	(1)%	(6)%	6%

(a)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)
The Company conducts business in 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Risk and Insurance Services
Marsh	$5,782	$5,324	9%	(2)%	1%	9%
Guy Carpenter	1,647	1,521	8%	(1)%	—	10%
Subtotal	7,429	6,845	9%	(2)%	1%	9%
Fiduciary interest income	199	17
Total Risk and Insurance Services	7,628	6,862	11%	(2)%	1%	12%
Consulting
Mercer	2,718	2,732	(1)%	(2)%	(5)%	7%
Oliver Wyman Group	1,485	1,362	9%	(1)%	4%	6%
Total Consulting	4,203	4,094	3%	(2)%	(2)%	6%
Corporate Eliminations	(31)	(28)
Total Revenue	$11,800	$10,928	8%	(2)%	—	10%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2023	2022
Marsh:
EMEA (a)	$1,790	$1,649	9%	(3)%	1%	10%
Asia Pacific (a)	669	641	4%	(5)%	1%	8%
Latin America	252	222	13%	—	—	14%
Total International	2,711	2,512	8%	(3)%	1%	10%
U.S./Canada	3,071	2,812	9%	—	1%	8%
Total Marsh	$5,782	$5,324	9%	(2)%	1%	9%
Mercer:
Wealth	$1,218	$1,214	—	(3)%	—	3%
Health	1,063	1,111	(4)%	(1)%	(12)%	11%
Career	437	407	7%	(3)%	1%	9%
Total Mercer	$2,718	$2,732	(1)%	(2)%	(5)%	7%

(a)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and six months ended June 30, 2023 and 2022. The following tables also present adjusted operating margin. For the three and six months ended June 30, 2023 and 2022, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2023
Operating income (loss)	$1,157	$388	$(88)	$1,457
Operating margin	31.1%	17.9%	N/A	24.8%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	28	7	27	62
Changes in contingent consideration (b)	10	—	—	10
JLT integration and restructuring costs (c)	3	—	—	3
Acquisition related costs (d)	—	10	—	10
Disposal of business	—	(2)	—	(2)
Operating income adjustments	41	15	27	83
Adjusted operating income (loss)	$1,198	$403	$(61)	$1,540
Total identified intangible amortization expense	$73	$14	$—	$87
Adjusted operating margin	34.2%	19.2%	N/A	27.7%

Three Months Ended June 30, 2022
Operating income (loss)	$967	$475	$(78)	$1,364
Operating margin	29.2%	22.8%	N/A	25.4%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	11	4	13	28
Changes in contingent consideration (b)	12	5	—	17
JLT acquisition-related costs (e)	11	—	3	14
JLT legacy legal charges (f)	11	(1)	—	10
Disposal of business (g)	—	(112)	—	(112)
Deconsolidation of Russian businesses and other related charges	2	(2)	—	—
Operating income adjustments	47	(106)	16	(43)
Adjusted operating income (loss)	$1,014	$369	$(62)	$1,321
Total identified intangible amortization expense	$71	$12	$—	$83
Adjusted operating margin	32.8%	19.3%	N/A	26.7%

(a)In 2023, costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Change in fair value of contingent consideration related to acquisitions and dispositions measured each quarter.
(c)Reflects adjustments to restructuring liabilities for future rent under non-cancelable leases for a legacy JLT U.K. location.
(d)Integration costs for the Westpac superannuation fund transaction in Australia, which closed on April 1, 2023.
(e)Retention costs related to the acquisition of JLT.
(f)Charges and recoveries related to legacy JLT legal matters.
(g)Reflects a gain of $112 million on the sale of the Mercer U.S. affinity business in the second quarter of 2022. This amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2023
Operating income (loss)	$2,552	$799	$(168)	$3,183
Operating margin	33.5%	19.0%	N/A	27.0%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	47	16	39	102
Changes in contingent consideration (b)	16	1	—	17
JLT integration and restructuring costs (c)	16	—	—	16
JLT legacy legal charges (d)	—	(51)	—	(51)
Disposal of business (e)	—	17	—	17
Acquisition related costs (f)	—	27	—	27
Operating income adjustments	79	10	39	128
Adjusted operating income (loss)	$2,631	$809	$(129)	$3,311
Total identified intangible amortization expense	$147	$25	$—	$172
Adjusted operating margin	36.4%	19.8%	N/A	29.5%

Six Months Ended June 30, 2022
Operating income (loss)	$2,088	$867	$(146)	$2,809
Operating margin	30.4%	21.2%	N/A	25.7%
Add (deduct) impact of noteworthy items:
Restructuring, excluding JLT (a)	20	6	20	46
Changes in contingent consideration (b)	22	5	—	27
JLT integration and restructuring costs (c)	6	5	1	12
JLT legacy legal charges (d)	14	(11)	—	3
Disposal of business (e)	—	(112)	—	(112)
JLT acquisition-related costs (g)	20	1	3	24
Legal claims (h)	30	—	—	30
Deconsolidation of Russian businesses and other related charges (i)	42	10	—	52
Operating income adjustments	154	(96)	24	82
Adjusted operating income (loss)	$2,242	$771	$(122)	$2,891
Total identified intangible amortization expense	$149	$25	$—	$174
Adjusted operating margin	34.7%	19.9%	N/A	28.2%

(a)In 2023, costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate. Costs also reflect charges for Marsh's operational excellence program.
(b)Change in fair value of contingent consideration related to acquisitions and dispositions measured each quarter.
(c)Reflects adjustments to restructuring liabilities for future rent under non-cancelable leases for a legacy JLT U.K. location.
(d)Reflects insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.
(e)Loss on sale of an individual financial advisory business in Canada. The second quarter of 2022 reflects a gain of $112 million on the sale of the Mercer U.S. affinity business. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(f)Integration costs for the Westpac superannuation fund transaction in Australia, which closed on April 1, 2023.
(g)Retention costs related to the acquisition of JLT.
(h)Settlement charges and legal costs related to strategic recruiting.
(i)Loss on deconsolidation of Russian businesses and other related charges. The loss on deconsolidation of $39 million is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin. The remaining expense charges of $13 million are included in other operating expenses in the consolidated statements of income.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2023 and 2022.

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,047			$978
Less: Non-controlling interest, net of tax		12			11
Subtotal		$1,035	$2.07		$967	$1.91
Operating income adjustments	$83			$(43)
Investments adjustment	(1)			1
Pension settlement adjustment	—			1
Income tax effect of adjustments (a)	(17)			33
		65	0.13		(8)	(0.02)
Adjusted income, net of tax		$1,100	$2.20		$959	$1.89

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$2,299			$2,064
Less: Non-controlling interest, net of tax		29			26
Subtotal		$2,270	$4.55		$2,038	$4.01
Operating income adjustments	$128			$82
Investments adjustment	1			(8)
Pension settlement adjustment	—			1
Income tax effect of adjustments (a)	(33)			15
		96	0.19		90	0.18
Adjusted income, net of tax		$2,366	$4.74		$2,128	$4.19

(a)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Consolidated
Compensation and benefits	$3,337	$3,010	$6,544	$6,110
Other operating expenses	1,082	1,005	2,073	2,009
Total expenses	$4,419	$4,015	$8,617	$8,119

Depreciation and amortization expense	$91	$85	$175	$174
Identified intangible amortization expense	87	83	172	174
Total	$178	$168	$347	$348

Risk and Insurance Services
Compensation and benefits	$1,923	$1,750	$3,803	$3,551
Other operating expenses	642	596	1,273	1,223
Total expenses	$2,565	$2,346	$5,076	$4,774

Depreciation and amortization expense	$49	$40	$86	$83
Identified intangible amortization expense	73	71	147	149
Total	$122	$111	$233	$232

Consulting
Compensation and benefits	$1,271	$1,145	$2,439	$2,309
Other operating expenses	513	464	965	918
Total expenses	$1,784	$1,609	$3,404	$3,227

Depreciation and amortization expense	$27	$27	$48	$53
Identified intangible amortization expense	14	12	25	25
Total	$41	$39	$73	$78

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,171	$1,442
Cash and cash equivalents held in a fiduciary capacity (a)	11,564	10,660
Net receivables	6,986	5,852
Other current assets	1,081	1,005
Total current assets	20,802	18,959

Goodwill and intangible assets	19,129	18,788
Fixed assets, net	870	871
Pension related assets	2,331	2,127
Right of use assets	1,569	1,562
Deferred tax assets	365	358
Other assets	1,500	1,449
TOTAL ASSETS	$46,566	$44,114

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,375	$268
Accounts payable and accrued liabilities	3,137	3,278
Accrued compensation and employee benefits	2,021	3,095
Current lease liabilities	309	310
Accrued income taxes	407	221
Fiduciary liabilities (a)	11,564	10,660
Total current liabilities	19,813	17,832

Long-term debt	10,247	11,227
Pension, post-retirement and post-employment benefits	866	921
Long-term lease liabilities	1,699	1,667
Liabilities for errors and omissions	364	355
Other liabilities	1,438	1,363

Total equity	12,139	10,749
TOTAL LIABILITIES AND EQUITY	$46,566	$44,114
(a)In the second quarter of 2023, the Company changed the presentation of fiduciary assets and liabilities on the consolidated balance sheets. Cash and cash equivalents held in a fiduciary capacity was reclassified from an offset to fiduciary liabilities to current assets, with the corresponding fiduciary liabilities reclassified to current liabilities. The presentation in the December 31, 2022 consolidated balance sheet was conformed to the current presentation.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Six Months Ended June 30,

	2023	2022
Operating cash flows:
Net income before non-controlling interests	$2,299	$2,064
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	347	348
Non-cash lease expense	143	152
Deconsolidation of Russian businesses	—	39
Share-based compensation expense	191	194
Net gain on investments, disposition of assets and other	(9)	(130)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(1,101)	(992)
Provision for taxes, net of payments and refunds	245	235
Net receivables	(1,029)	(978)
Other changes to assets and liabilities	(98)	40
Contributions to pension and other benefit plans in excess of current year credit	(164)	(226)
Operating lease liabilities	(159)	(166)
Net cash provided by operations	665	580
Financing cash flows:
Purchase of treasury shares	(600)	(1,100)
Borrowings from term-loan and credit facilities	200	—
Net proceeds from issuance of commercial paper	308	944
Proceeds from issuance of debt	589	—
Repayments of debt	(8)	(8)
Net issuance of common stock from treasury shares	(21)	(115)
Net distributions of non-controlling interests and deferred/contingent consideration	(332)	(104)
Dividends paid	(591)	(547)
Change in fiduciary liabilities	682	1,428
Net cash provided by financing activities	227	498
Investing cash flows:
Capital expenditures	(185)	(239)
Net purchases of long term investments and other	(23)	(3)
Sales of long term investments	16	—
Dispositions	(17)	135
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(292)	(151)
Net cash used for investing activities	(501)	(258)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	242	(755)
Increase in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	633	65
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	12,102	11,374
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$12,735	$11,439

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at June 30,	2023	2022
(In millions)
Cash and cash equivalents	$1,171	$909
Cash and cash equivalents held in a fiduciary capacity	11,564	10,530
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$12,735	$11,439

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2023				2022
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$3,038	$26	$(24)	$3,040	$2,778	$(5)	$2,773
Guy Carpenter	576	5	(1)	580	522	—	522
Subtotal	3,614	31	(25)	3,620	3,300	(5)	3,295
Fiduciary interest income	108	—	—	108	13	—	13
Total Risk and Insurance Services	3,722	31	(25)	3,728	3,313	(5)	3,308
Consulting
Mercer (a)	1,374	11	(4)	1,381	1,389	(86)	1,303
Oliver Wyman Group	798	(2)	(26)	770	695	—	695
Total Consulting	2,172	9	(30)	2,151	2,084	(86)	1,998
Corporate Eliminations	(18)	—	—	(18)	(18)	—	(18)
Total Revenue	$5,876	$40	$(55)	$5,861	$5,379	$(91)	$5,288
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (b)	$858	$5	$(1)	$862	$780	$(5)	$775
Asia Pacific (b)	357	14	(2)	369	347	—	347
Latin America	137	1	—	138	118	—	118
Total International	1,352	20	(3)	1,369	1,245	(5)	1,240
U.S./Canada	1,686	6	(21)	1,671	1,533	—	1,533
Total Marsh	$3,038	$26	$(24)	$3,040	$2,778	$(5)	$2,773
Mercer:
Wealth (a)	$637	$7	$(1)	$643	$597	$26	$623
Health (a)	518	2	—	520	587	(112)	475
Career	219	2	(3)	218	205	—	205
Total Mercer	$1,374	$11	$(4)	$1,381	$1,389	$(86)	$1,303

(a)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth and a gain from the sale of the Mercer U.S. affinity business of $112 million in Health.
(b)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)
The following table provides the reconciliation of GAAP revenue to Non-GAAP revenue:

	2023				2022
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$5,782	$97	$(48)	$5,831	$5,324	$17	$5,341
Guy Carpenter	1,647	23	(15)	1,655	1,521	(19)	1,502
Subtotal	7,429	120	(63)	7,486	6,845	(2)	6,843
Fiduciary interest income	199	2	—	201	17	—	17
Total Risk and Insurance Services	7,628	122	(63)	7,687	6,862	(2)	6,860
Consulting
Mercer (b)	2,718	61	15	2,794	2,732	(113)	2,619
Oliver Wyman Group (a)	1,485	14	(50)	1,449	1,362	11	1,373
Total Consulting	4,203	75	(35)	4,243	4,094	(102)	3,992
Corporate Eliminations	(31)	—	—	(31)	(28)	—	(28)
Total Revenue	$11,800	$197	$(98)	$11,899	$10,928	$(104)	$10,824
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (a) (c)	$1,790	$55	$(4)	$1,841	$1,649	$17	$1,666
Asia Pacific (c)	669	29	(3)	695	641	—	641
Latin America	252	1	—	253	222	—	222
Total International	2,711	85	(7)	2,789	2,512	17	2,529
U.S./Canada	3,071	12	(41)	3,042	2,812	—	2,812
Total Marsh	$5,782	$97	$(48)	$5,831	$5,324	$17	$5,341
Mercer:
Wealth (b)	$1,218	$35	$20	$1,273	$1,214	$24	$1,238
Health (b)	1,063	16	(1)	1,078	1,111	(137)	974
Career	437	10	(4)	443	407	—	407
Total Mercer	$2,718	$61	$15	$2,794	$2,732	$(113)	$2,619

(a)Acquisitions, dispositions and other in 2022 includes the loss on deconsolidation of the Company's Russian businesses at Marsh of $27 million and Oliver Wyman Group of $12 million.
(b)Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth and a gain from the sale of the Mercer U.S. affinity business of $112 million in Health. Results for 2023 in Wealth include the loss on sale of an individual financial advisory business in Canada of $17 million.
(c)In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.